EXHIBIT 99.1

PRESENTATION

TEPPCO Partners, L.P. MLP Investor Conference March 8, 2007 Bill Manias Vice President and Chief Financial Officer

Forward-looking Statements The material and information furnished in this presentation includes "forward-looking statements" within the meaning of the federal securities laws. All statements that express belief, expectation, estimates or intentions, as well as those that are not statements of historical facts are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note that statements included herein that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as projections and estimates of EBITDA, transportation volumes, system expansion and capital expenditures, business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. While we believe our expectations reflected in these forward-looking statements are reasonable, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including general economic, market or business conditions, the opportunities (or lack thereof) that may be presented to and pursued by us, competitive actions by other pipeline companies, changes in laws or regulations and other factors, many of which are beyond our control. For example, the following specific factors could cause actual results to differ materially from those in the forward-looking statement: the demand for refined products is dependent upon the price, prevailing economic conditions and demographic changes in the markets served,

Forward-looking Statements trucking and railroad freight, agricultural usage and military usage; the demand for propane is sensitive to the weather and prevailing economic conditions; the demand for petrochemicals is dependent upon prices for products produced from petrochemicals; the demand for crude oil and petroleum products is dependent upon the price of crude oil and the products produced from the refining of crude oil; the demand for natural gas is dependent upon the price of natural gas and the locations in which natural gas is drilled. We are also subject to regulatory factors such as the amounts we are allowed to charge our; and our expansion projects may experience unanticipated or extended delays in generating operating cash flow customers for the services we provide on our regulated pipeline systems. The foregoing discussion of important factors may not be all-inclusive and we provide additional cautionary discussion of risks and uncertainties under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our recent filings with the Securities and Exchange Commission. All forward-looking statements attributable to TEPPCO Partners, L.P. or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained herein, in such filings and in our future periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date hereof. Except as required by the federal and state securities laws, we undertake no obligation to publicly update or revise any forward-looking statements. This presentation also includes non-GAAP financial measures. Please refer to the reconciliations of these measures to their most directly comparable GAAP financial measures included at the back of this presentation.

TEPPCO System Map

Partnership Overview One of the oldest publicly traded partnerships with an enterprise value of $5.3 billion Ranks 267 on the Fortune 500 list 17% compound annual growth over a 16-year period since IPO Greater than 90% fee-based business from diversified asset base Transportation, storage and terminaling of refined products and LPGs Transportation, storage and marketing of crude oil Transportation and gathering of natural gas and NGLs 2006 a year of significant accomplishments Record net income and EBITDA Completed initiatives that position TPP for future growth General partner with long-term focus on disciplined growth, managing cost of capital and value creation Greater alignment with LP unit holders

Record EBITDA from Diversified Base of Assets

Business Overview and 2006 Results

TEPPCO's Downstream Business

Downstream Segment Review Increased gasoline blend stock demand and favorable price differentials in the Midwest Increased storage revenues in 2006 from Genco assets acquired in 2005 Warmer winter weather reduced propane demand in 2006

TEPPCO's Upstream Business

Upstream Segment Review Benefit of storage capability during prolonged contango price environment Improved marketing margins from crude price differentials Increased transportation revenues and rates Sharing of Seaway earnings decreased from 60% to 40% in May 2006

TEPPCO's Midstream Business

Midstream Segment Review Utilization of Phase IV capacity expansion completed in February 2006 Q4 2006 volumes of approximately 1.46 Bcf/day Phase V expansion underway New connections into Val Verde have increased volumes, but at lower gathering rates Higher volumes on Panola and Chaparral NGL pipelines

Growth Outlook and Capital Projects Update

2006 Initiatives Position TEPPCO for Continued Growth Issued LP units in return for reduction of the GP's maximum share of incentive distributions from 50% to 25% Lowers future cost of equity capital Better alignment of GP with LP unit holders Senior leadership team assembled and committed to long-term growth Integrated administrative functions in the EPCO, Inc. shared services organization to reduce costs New strategic plan unveiled with emphasis on demand and throughput driven projects

Trends Expected to Drive TEPPCO's Long-Term Business Growth Canadian crude imports to the U.S. will increase Crude imports to the U.S. Gulf Coast (USGC) will increase Refined products imports to the U.S. will increase Changes in commercial terminal ownership and operations Standards for use of ethanol mandated to double by 2012 Natural gas gathering and service opportunities

Increased Organic Growth Opportunities 2007 organic growth spending expected to increase approximately 60% over 2006 Major projects are anchored by fee based contracts and volume commitments Spending reflects renewed focus on Downstream and Upstream business growth Approximately two-thirds of spending have expected project completion dates during 2007

Motiva Refined Products Terminal Supported by expansion of Motiva's Port Arthur, Texas refinery Agreement provides for 15-year dedication of volume Provides new supply source for TEPPCO system Provides new distribution connections into Colonial, Explorer and Magtex pipeline systems $240 million cost estimate for 5.4 million barrel storage terminal and pipeline Approximately $85 million to be spent in 2007 Estimated project completion in mid-2009

Refined Products Terminals Provide Expansion into New Markets Acquired a 130,000 barrel river terminal in Aberdeen, MS in November 2006 Announced construction of a 500,000 barrel terminal in Boligee, AL Expected cost of $15 - $20 million with completion in 4th quarter of 2007 Proximity to Colonial and Plantation pipelines for potential supply Growth in terminal business compliments TPP's Downstream activities Opportunities for additional terminal sites to reach other under served markets in the region

Genco Integration Update Acquired in July 2005 for $62.1 million Approximately $45 million of integration capital In-service date end of Q1 2007 Sold unutilized north segment to EPD for $11.7 million in October 2006 Supported by long-term transportation agreement Provides new connectivity to industry terminaling hubs

Jonah Gas Gathering Phase V Expansion JV with EPD formed in August 2006 TPP and EPD will share Phase V expansion costs approximately 50/50 EPD will own 20% JV interest upon completion of Phase V Phase V expansion will increase system capacity to 2.3 Bcf/d A portion of new piping was placed in service December 2006 Full project completion expected by year-end 2007

Smaller Projects Provide Attractive Returns

Downstream Projects

Description	Completion Date
Northeast LPG pipeline expansion	Q4 2006
Propane storage caverns at Todhunter acquired	Q1 2007
Feedstock line between Valero Texas Gulf Coast refineries	Q1 2007
Memphis pipeline expansion – New service to FedEx	Q2 2007
Memphis pipeline expansion – Connection to Lion Oil terminal	Q3 2007

Upstream Projects

Description	Completion Date
Integration of acquired Koch Cushing terminal	Q4 2006
Lease supply extensions and tank construction	Q4 2006
Pipeline supply connection to New Mexico refinery	Q2 2007
924,000 barrels of additional storage at Cushing terminal	Q3 2007
Pipeline expansion to increase supply to Seaway pipeline	Q3 2007

Combined capital spending $136.1 million

Combined annual EBITDA contribution $26.6 million

TEPPCO

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Financial Overview and 2007 Outlook

Financial Strengths Fee-based cash flows with limited commodity exposure Diversified assets provide greater stability of earnings Investment grade ratings with stable outlooks from S and P and Moody's Financial metrics to support future growth opportunities Visible growth opportunities in core operating competencies and complementary to existing assets

Consistent Investment Grade Financial Metrics

2007 Outlook Downstream Segment Return of normal winter weather temperatures Loss of EBITDA and distributable cash flow from sale of interest in Mont Belvieu Storage Partners is more than offset by capital projects completed Upstream Segment Transportation volumes remain stable Favorable marketing conditions remain, but moderate from record levels Completion of Cushing terminal integration and additional storage assets constructed Midstream Segment Gas gathering growth continues Active drilling in the Jonah/Pinedale fields Completion of Jonah Phase V expansion by year-end NGL transportation should grow modestly Continued favorable pricing environment NGL systems expected to operate near capacity

Well Positioned for Future Growth Completed capital projects expected to contribute to earnings growth in 2007 Visible growth opportunities across all business segments Investment grade ratings to support growth initiatives Reduced cost of equity capital through lower GP incentive distributions facilitates financing and drives greater accretion to LP unit holders

Questions and Answers NYSE: TPP www.teppco.com (800) 659-0059

Appendix

Reconciliation of Non-GAAP Measures

Reconciliation of Non-GAAP Measures

Reconciliation of Non-GAAP Measures

Reconciliation of Non-GAAP Measures

Reconciliation of Non-GAAP Measures

Reconciliation of Non-GAAP Measures